Exhibit 99.1

Teva Contacts:	Bentley Contact:

Elana Holzman	Sharon Merrill Associates
Teva Pharmaceutical Industries Ltd.	Jim Buckley
972 (3) 926-7554	(617) 542-5300
elana.holzman@teva.co.il	bnt@investorrelations.com
Kevin Mannix
Teva North America
(215) 591-8912
kevin.mannix@tevausa.com
Teva to Acquire Bentley Pharmaceuticals
Acquisition Will Provide Teva with a Strong Platform
to Become a Leading Player in Spain
Jerusalem, Israel and Exeter, NH, March 31, 2008 – Teva Pharmaceutical Industries Ltd. (Nasdaq: TEVA) and Bentley Pharmaceuticals, Inc. (NYSE: BNT) announced today that they have entered into a definitive agreement under which Teva will acquire Bentley. The acquisition will take place following the spin-off of Bentley’s drug delivery business to its shareholders, which Bentley announced on October 23, 2007.
Teva will acquire Bentley, which at closing will consist solely of the generic pharmaceutical operations, for an aggregate cash purchase price of approximately $360 million. Shareholders of Bentley will receive approximately $15.02 per share in cash in the acquisition (which price is subject to potential adjustment, as described below), and also will receive shares of CPEX Pharmaceuticals, Inc. pursuant to the spin-off, which will occur before the acquisition.
Bentley manufactures and markets a portfolio of approximately 130 pharmaceutical products in various dosages and strengths, as both branded generic and generic products, to physicians, pharmacists and hospitals. Bentley markets its products primarily in Spain, but also sells generic pharmaceuticals in other parts of the European Union. These efforts are supported by finished dosage and active pharmaceutical ingredient manufacturing facilities. Bentley’s generic pharmaceutical operations generated revenues of approximately $114 million for the year ended December 31, 2007.
Commenting on today’s transaction, Shlomo Yanai, Teva’s President and Chief Executive Officer, said: “This is an important acquisition for Teva, as the combination of Teva Spain and Bentley will provide us with a platform to capture a leading position in the fast-growing Spanish generic pharmaceutical market. Spain was identified as one of our target markets in the strategic review we conducted last year. We are extremely pleased that we will have Bentley’s strong management and work force, complementing our existing management team, to support our growth strategy.”
“We are excited about today’s announcement. By separately selling Bentley’s generic operations while spinning off its drug delivery business, we believe that we are maximizing shareholder value,” added James R. Murphy, Bentley’s Chairman and Chief Executive Officer. “Our generic pharmaceutical operations will serve as the platform on which Teva can build a leading position in Spain. Becoming part of the world’s leading generic pharmaceutical company – and gaining access to its extensive resources and expertise in generic R&D, manufacturing and marketing – will enable us to better serve our customers in bringing to market high quality and affordable generic pharmaceuticals.”
Teva initially established a presence in Spain in 2004. Since then, TEVA Genericos Espanola, S.L. has introduced more than 60 products targeted both to hospitals and pharmacies. Teva is currently the fourth largest generic company in Spain in the hospital market. Teva, through the combination of its existing operations in Spain and Bentley’s operations, will offer the Spanish market over 170 products (in approximately 465 presentations) and will have over 45 products pending generic product registrations. Teva expects that the acquisition of Bentley’s generic pharmaceutical operations will become accretive within 12 months of closing.
The boards of directors of both companies have unanimously approved the transaction. Closing is subject to certain conditions, including completion of the proposed spin-off of Bentley’s drug delivery business, antitrust approvals, the approval of Bentley’s shareholders and other customary closing conditions. Approval by Teva’s shareholders is not required. Mr. James Murphy and Mr. Michael McGovern, Bentley’s Vice Chairman, who currently hold an aggregate of approximately 13.8% of the outstanding Bentley shares, have agreed to vote their shares in favor of the transaction. The transaction is expected to close in the third quarter of 2008. Teva will fund the acquisition from its internal resources.
Based on the exercise price and number of outstanding shares and options of Bentley as of the signing, and prior to any potential tax or options adjustments as result of the spin-off, the purchase price per share of Bentley common stock to be paid by Teva in the acquisition is approximately $15.02. If the value of the CPEX stock distributed to Bentley shareholders in the spin-off described above exceeds certain thresholds set forth in the merger agreement, then the per share price would be reduced by a percentage of that excess. This reduction is designed to compensate Teva for tax liabilities it may assume as a result of the spin-off. In addition, in order to account for the equitable adjustment to the exercise price and number of Bentley options and restricted stock units that will be made in connection with the spin-off of CPEX, the per share price will be recalculated prior to the shareholders’ meeting in order to spread the aggregate purchase price across all shares of Bentley common stock then outstanding and all options for Bentley common stock with an exercise price less than the price per share to be paid in the acquisition. The final per share price, reflecting any potential adjustments as a result of the spin-off, will be announced by Bentley at least 14 days prior to its shareholders’ meeting relating to the transaction.
More information on both companies can be found at www.tevapharm.com and www.bentleypharm.com.

About Teva
Teva Pharmaceutical Industries Ltd., headquartered in Israel, is among the top 20 pharmaceutical companies in the world and is the leading generic pharmaceutical company. The company develops, manufactures and markets generic and innovative pharmaceuticals and active pharmaceutical ingredients. Over 80 percent of Teva’s sales are in North America and Western Europe.
About Bentley
Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on advanced drug delivery technologies and generic pharmaceutical products. Bentley’s proprietary drug delivery technologies enhance the absorption of pharmaceutical compounds across various membranes. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API.
Important Information
In connection with the proposed transaction, Bentley will prepare a proxy statement for its stockholders to be filed with the Securities and Exchange Commission (the “SEC”). The proxy statement will contain information about Bentley, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Bentley by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Bentley, without charge, from the SEC’s website at www.sec.gov or, without charge, from Bentley’s website at www.bentleypharm.com or by directing such request to Bentley Pharmaceuticals, Inc., Bentley Park, 2 Holland Way, Exeter, NH 03833, Attention: Richard Lindsay, Chief Financial Officer.
Bentley and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Bentley’s directors and executive officers is available in Bentley’s 2007 Annual Report on Form 10-K, which was filed with the SEC on March 17, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
Teva’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
This release contains forward-looking statements, which express the current beliefs and expectations of management. Such statements are based on management’s current beliefs and expectations and involve a number of known and unknown risks and uncertainties that could cause Teva’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to: when and whether the proposed acquisition will be consummated, Teva’s ability to rapidly integrate Bentley’s’ operations with its own operations and achieve expected synergies, the diversion of management time on merger-related issues, Teva’s ability to accurately predict future market conditions, potential liability for sales of generic products prior to a final resolution of outstanding patent litigation, including that relating to the generic versions of Allegra®, Neurontin®, Lotrel®, Famvir® and Protonix®, Teva’s ability to successfully develop and commercialize additional pharmaceutical products, the introduction of competing generic equivalents, the extent to which Teva may obtain U.S. market exclusivity for certain of its new generic products and regulatory changes that may prevent Teva from utilizing exclusivity periods, competition from brand-name companies that are under increased pressure to counter generic products, or competitors that seek to delay the introduction of generic products, the impact of consolidation of our distributors and customers, the effects of competition on our innovative products, especially Copaxone® sales, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry, the difficulty of predicting U.S. Food and Drug Administration, European Medicines Agency and other regulatory authority approvals, the regulatory environment and changes in the health policies and structures of various countries, our ability to achieve expected results though our innovative R&D efforts, Teva’s ability to successfully identify, consummate and integrate acquisitions, potential exposure to product liability claims to the extent not covered by insurance, dependence on the effectiveness of our patents and other protections for innovative products, significant operations worldwide that may be adversely affected by terrorism, political or economical instability or major hostilities, supply interruptions or delays that could result from the complex manufacturing of our products and our global supply chain, environmental risks, fluctuations in currency, exchange and interest rates, and other factors that are discussed in Teva’s Annual Report on Form 20-F and its other filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Bentley’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
This press release contains forward looking statements, including, without limitation, statements regarding the merger transaction entered into between Bentley and Teva, Bentley’s plans to spin-off its drug delivery business into an independent public company and growth prospects for the specialty generics businesses. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: antitrust and other regulatory approvals, approval of the proposed transaction by the shareholders of Bentley, product approvals, changes in third-party reimbursement and government mandates that impact pharmaceutical pricing, competition from other manufacturers of generic and proprietary pharmaceuticals, intellectual property litigation, the efficacy and safety of Bentley’s products, the unpredictability of patent protection, international operations, Bentley’s ability to complete the spin-off, and other uncertainties detailed under “Risk Factors” in Bentley’s 2007 Annual Report on Form 10-K and its other subsequent periodic reports filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.